FLI Products/First Light, Inc Distributor/Representative Agreement

Agreement Date 10/01/2022

This agreement is entered between **Mi Americas (**hereinafter called "Company") located at Eufaula, Alabama and FLI Products, LLC/**FirstLight, Inc, Kevin Cody**(hereinafter called "Distributor/Representative"), with the primary business address of distributor/representative located at **2400 E. MAIN ST. STE 103 BOX 152 St. Charles, IL 60174.** The commencement date of this agreement shall be **10/1/2022** and supersedes all previous representation agreements, written or oral.

Whereas Company desires distributor/representative to use its diligent efforts in selling its product line to customers in the territory designated below, and whereas distributor/representative desires to sell the product line to its present customer base and to other accounts provided by Company and to new accounts obtained by distributor/representative, the parties agree to the following:

1. The distributor/representative will diligently promote the sales of all products of Company and shall have the sole and exclusive right to sell all the products of the Company to the following list of customers: List on Addendum A, Others as agreed to from time-to-time and listed on an addendum and signed by both parties **(Note: Any other accounts in any trade channels must be pre-approved before attempting a sale)**. distributor/representative will serve as an independent contractor and be responsible to pay all applicable social security, withholding, and other employment taxes.

2. The distributor/representative shall have the following responsibilities:

a) Provide coverage of existing and potential accounts within the Territory on a regular basis consistent with good business practice, and to bear all expenses incurred by it with respect thereto.

b) Cooperate with and assist Company in advertising and merchandising campaigns.

c) Maintain an office which shall be open and staffed during normal business hours; provided, further, that distributor/representative shall have the right to employ such sales personnel at such compensation and on such other conditions as it may deem appropriate to sell the Products of Company in the Territory as described in this Agreement; such sales personnel shall be employees of distributor/representative, in so employing such personnel, shall act individually and not as agent of Company.

d) Obtain written permission from Company before authorizing any of its customers to return any Products for any reason and to obtain Company's prior approval for all advertising, copy, and layout used in connection with the Products.

e) Receive all orders and make all bids only on forms and with prices and terms approved by Company. Introductory promotional pricing and payment terms described in Addendum B apply to the agreed upon customer territory described in Addendum A.

f) Sell to accounts that meet guidelines established and maintained by the Company as agreed upon together.

g) Distributor/representative accepts responsibility of required invoicing and accounts receivable functions with customers and agrees to pay Company at the time of payment receipt of the invoice within 30 days after the first period of introduction according to Addendum B.

h) Sell Company's products under the General Terms and Conditions as set forth company's price sheets and catalogs, and from time to time amended.

3. Company shall have the following responsibilities:

i) Provide distributor/representative with sales and technical information regarding the Products.

j) Provide reasonable sales and service assistance.

k) Establish and revise from time-to-time conditions and terms (including credit arrangements) of sales and furnish distributor/representative with current price lists and Product price schedules.

l) Keep distributor/representative informed of material changes in the Products of the Company.

m) Furnish distributor/representative, without charge, the necessary supplies, promotional materials and technical materials regarding products, reprints of advertisements, catalogs, order sheets, and other sales materials in reasonable quantities. Company shall also provide distributor/representative with the names of all accounts of the type identified in Paragraph 1 above within its exclusive territory requesting information on Company products, and distributor/representative agrees to follow up and develop these leads to the best of his ability. Company also will provide reasonable sales and service assistance and keep distributor/representative informed of material changes in products.

n) Furnish Distributor/representative samples at no cost as needed. The freight charges on all samples sent to Representative or its sales associates shall be at the expense of the company.

4. The Company reserves the right to select, modify, alter, improve, change, or discontinue any or all of the Products covered by this Agreement. This Agreement shall cover the sale of such Products as they may be selected, modified, altered, improved, or changed.

a) The Company agrees to indemnify and hold the Distributor/Representative harmless against any and all losses, legal fees, court costs and reasonable expenses arising from, or in connection with, claims for the infringement of any patent rights, property damage, or personal injury arising from the products manufactured by Company or sold by the Representative pursuant to the Agreement. The company agrees to maintain product liability insurance for all products as required by customers, for a minimum of 1 year past warranty period or for as long as product is stocked and sold by Distributor/representative and customers. The company agrees to list FLI Products/First Light, Inc as an add'l insured on all customer policies as determined by Addendum A.

b) The Distributor/Representative shall defend, indemnify, and hold harmless the Company, its officers, directors, members, employees and agents from and against any loss, liability, claim or damage including reasonable attorneys' fees and costs) relating to or arising from (i) any claim or allegation in connection with the marketing of the Services by the Representative and (ii) a breach of this Agreement by the Representative.

c) The foregoing indemnities are conditioned on (i) prompt written notice by the party seeking indemnification; (ii) cooperation in the defense of the claim, demand, or action; and (iii) the obtaining of the prior written approval of the indemnifying party of any settlement or offer of settlement.

d) Remedies. The Distributor/Representative acknowledges that the Company will have no adequate remedy at law if the Representative violates any of the terms of this Agreement. In such event, the Representative agrees that the Company will be entitled to obtain preliminary and permanent injunctive relief or otherwise to specifically enforce any of the provisions of this Agreement, in any court of competent jurisdiction, without prejudice to any other remedy available to it at the Company's expense; provided, however, that such remedy will be held and construed to be cumulative and not exclusive of any rights or remedies, whether in law or equity, otherwise available under the terms of this Agreement or under federal, state or local statutes, rules and regulations.

e) Non-Disclosure. The Distributor/Representative covenants and agrees that he shall not, during the Term of this Agreement, except in the performance of obligations hereunder, or at any time after the termination of this Agreement, communicate or disclose to any Person (other than the Company or its Affiliates and the Company's agents, consultants, auditors or attorneys), or use for his account, without the prior written consent of the Company, any business information, observations, data, written material, records or documents relating to the business and affairs of the Company or any of its Affiliates, including, without limitation, any trade secrets, customer lists, information relating to sources of customers or prospects, financial, personnel and customer information, and any confidential information concerning the business or affairs of any supplier, creditor, lender, shareholder or customer of the Company or any of its Affiliates which was obtained or acquired by the Representative during the Term of this Agreement. In addition, the Distributor/Representative shall not discuss the fees or other compensation received by the Distributor/Representative, or by any of the Company's employees, salesmen or agents with any other person whether or not they are employed by the Company (except for confidential discussions with the Distributor/Representative's accounting and legal advisors); nor shall the Distributor/Representative discuss sales achieved by the Company or any profit and cost information with any other party except as authorized by Senior Management of the Company. The Distributor/Representative further covenants and agrees that the Distributor/Representative shall retain all such knowledge and information concerning the foregoing in trust for the sole benefit of the Company and its Affiliates and their successors and assigns.

5. The Distributor/representative acknowledges that Company is the owner of U.S. trademarks that identify the goods of Company, and that Company may in the future, use and register additional trademarks to identify its products. Distributor/representative agrees that during the term of this agreement, it will use and refer to the trademarks of Company only as directed by Company, and only in connection with the goods of Company, and that upon termination of this Agreement,

Distributor/representative will cease to use the trademarks of Company in any manner and for any purpose.

6. This Agreement forms the entire understanding between the parties. It cancels and supersedes all prior agreements and understandings. There shall be no change or modification of any of terms in this Agreement unless it is reduced to writing and signed by both parties.

7. If any term or provision of this Agreement shall to any extent be deemed to be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law. All notices called for under this Agreement must be in writing and will be deemed given when mailed via certified mail, return receipt requested, to the party at its address written above or at such other address as a party may hereafter designate in writing to the other party.

8. No Conflicts with Other Agreements. The Distributor/representative represents and warrants that his obligations under this Agreement do not breach, violate, conflict with or contravene any oral or written understanding or agreement binding on the Distributor/representative, including, without limitation, any covenant not to compete.

9. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of both parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor Distributor/representative without the prior written consent of the Company, nor any of the rights, interests or obligations hereunder may be assigned by the Company without the prior written consent of the Distributor/representative.

10. Applicable Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of state of Alabama without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties agree that courts of competent jurisdiction in Barbour County, Alabama and the United States District Court shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary, and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement. The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Alabama. The Parties further agree that the mailing of any process shall constitute valid and lawful process against such Party.

11. Arbitration. The Parties waive any claim that they may have that any of the foregoing courts is an inconvenient forum. The Parties agree that all controversies, claims, disputes, and matters in question arising out of, or related to this Agreement, the performance under this Agreement, the breach of this Agreement or any other matter or claim whatsoever (including but not limited to tort claims) shall be decided by binding arbitration before the American Arbitration Association, utilizing its Commercial Rules. Venue for any arbitration between the Parties shall be had and is mandatory in Barbour County, Alabama to the exclusion of all other places of venue, for all matters that arise under this Agreement.

12. Notices. All notices and other communications which are required under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) two business days after being mailed with an internationally recognized courier service provided that such mailing is sent by a tracked process and the documents are signed for by the recipient at their last known business address.

Vendor Name ______________________

FLI Products LLC/First Light, Inc
Contact Name: ______________________

____
Signature:
Title: President
Date: ______________________

Shipping Address:

Distributor/Representative Company:
FLI Products/First Light, Inc

Principle Contact: Kevin Cody
Kevin Cody
Signature
Name/Title: Kevin Cody/President
Date: 11/10/2022

Mailing Address:

2400 E. Main St
Suite 103 Box 152
St. Charles, IL 60174
630.240.0819
www.firstlightinc.com
www.fliproducts.com

Addendum A

Potential Customer List

Customer		Type		Category	Current FLI Vendor#
	B&M	Ecomm	OmniC		✓
AAFES			✓	Specialty	
Ace			✓	Hardware	✓
Ace International			✓	Hardware	
Acme Tool			✓	Hardware	
Air Gas			✓	Hardware	
Aldi	✓			Mass	
Amazon		✓		Mass	✓
American Hotel register		✓		Specialty	
Bass Pro/Cabela's			✓	Sporting Goods	
Batteries plus			✓	Specialty	
Bed Bath Beyond			✓	Mass	
Big Lots	✓			Mass	
Big R	✓			F&F	
BJs			✓	Gen Merch	
Blain"s			✓	F&F	
Bomgaars		✓		F&F	
Camping World/Gander			✓	Sporting Goods	✓
Chef's Toys		✓		Specialty	
Chef's Warehouse		✓		Specialty	
CleanItSupply		✓		Specialty	✓
Cooks Warehouse		✓		Specialty	
Cracker Barrell	✓			Specialty	
Crate & Barrel			✓	Specialty	
Dollar General	✓			Mass	
Ebay		✓		Mass	✓
Edward Don		✓		Specialty	
Equippers		✓		Specialty	
Faire		✓		Mass	

Family Dollar	✓			Mass	
Farmtek		✓		Specialty	
Fastenal			✓	Hardware	
Ferguson			✓	Hardware	
Forestry Suppliers		✓		Specialty	
Frontgate		✓		Specialty	
Gardeners Supply		✓		Specialty	
Gempler's		✓		Specialty	
Google Shopping				Mass	✓
Grainger/Lab Safety			✓	Hardware	
HD Supply		✓		Hardware	
Hobby Lobby	✓			Specialty	
Home Depot			✓	Hardware	
House Hasson			✓	Hardware	
Instagram		✓		Mass	✓
Interline		✓		Hardware	
Lee Valley Tools			✓	Hardware	✓
Loves	✓			C-Store	
Lowe's			✓	Hardware	
LTD Commodities		✓		Specialty	
Magid Glove		✓		Specialty	✓
Meijer			✓	Mass	
Menards			✓	Hardware	✓
Mid-States			✓	Hardware	
Mills Fleet Farm	✓			Hardware	
New Egg		✓		Specialty	✓
Orgill			✓	Hardware	✓
Orscheln	✓			F&F	✓
Pilot	✓			C-Store	
Pinterest		✓		Mass	✓
Price Smart			✓	club	✓
Qurate/HSN		✓		Mass	
RangeMe		✓		C-Store	✓
Restaurant Depot			✓	Specialty	
Ross	✓			Mass	
Runnings	✓			F&F	

Rural king	✓			F&F	
Sams			✓	Club	
Scheels			✓	Sporting Goods	
Seventh Ave		✓		Specialty	
Sierra Trading			✓	Sporting Goods	
Sportsmans Warehouse			✓	Sporting Goods	
Tech Tool		✓		Hardware	
Thiesen's	✓			Hardware	✓
TJX			✓	Mass	✓
Tractor Supply			✓	Hardware	
Tradetec		✓		Hardware	
Travers Tool		✓		Hardware	
True Value			✓	Hardware	✓
Ulta Beauty			✓	Specialty	
Walgreens			✓	C-Store	
Wallace			✓	Hardware	
Walmart			✓	Mass	✓
Walmart.com			✓	Mass	✓
WayFair		✓		Mass	✓
Webstaurant		✓		Specialty	
Wilco	✓			F&F	✓
Zappos		✓		Specialty	
Zoro		✓		Hardware	✓
Zulily		✓		Specialty	✓

Addendum B

Payment and Return Merchandise Terms

Effective 10/01/2022 Distributor/Representative and Company agree to the below introductory freight and payment terms below while establishing new customers and stocking inventory in Distributor/Representatives warehouse in Bradley IL.

Shipping: FOB Company Origin Location; Payment: N120 days

Introductory terms will be in effect until at least 4 target customers from Addendum B are established and have paid Distributor/Representative.

Distributor/Representative agrees to stock 1 pallet each of Company product individual models. For example, Large Orange Latex glove is 1 model.

Price to be determined by Company key distributor price list.

Company agrees to accept return and credit of unsold merchandise if Distributor/Representative has not been able to establish 4 customers within 6 months of the date of this agreement.